Apollo Medical Holdings, Inc. Reports Fourth Quarter and Year-End 2021 Results
Company to Host Conference Call Today at 2 p.m. PT/5 p.m. ET

ALHAMBRA, Calif., February 24, 2022 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the fourth quarter and year ended December 31, 2021.

Financial Highlights for Fourth Quarter 2021:

•Earnings per share - diluted (“EPS - diluted”) of $0.30 per share, an increase of 11% from $0.27 per share for the prior-year quarter

•Total revenue of $195.1 million, an increase of 10% from $176.8 million for the prior-year quarter

•Q4 net income attributable to ApolloMed of $13.8 million, an increase of 37% from $10.1 million for the prior-year quarter

Financial Highlights for the Year Ended December 31, 2021:

•EPS - diluted of $1.63 per share, an increase of 61% from $1.01 per share for the prior year

•Total revenue of $773.9 million, an increase of 13% from $687.2 million for the prior year

•Net income attributable to ApolloMed of $73.9 million, an increase of 95% from $37.9 million for the prior year

•Adjusted EBITDA of $174.2 million, an increase 34% of from $129.9 million for the prior year(1)

•Cash and cash equivalents of $233.1 million at December 31, 2021

(1) See “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights:

•In December 2021, the Company announced that its affiliate AP-AMH 2 Medical Corporation entered into a definitive agreement to acquire 100% of the fully diluted capitalization of Jade Health Care Medical Group (“Jade Health”), a primary and specialty care physicians’ group focused on providing high-quality care to its local communities in the San Francisco Bay Area. The Company anticipates closing this transaction by the end of the second quarter of 2022 and will fund the transaction from cash on hand.

•In January 2022, the Company announced that it acquired 100% of the fully diluted capitalization of Orma Health, Inc., and Provider Growth Solutions, LLC (together, “Orma Health”) in accordance with an agreement between ApolloMed, Orma and certain equity holders of Orma Health. Through its suite of AI-driven solutions, Orma Health provides an analytics offering to providers in Direct Contracting Entities (“DCE”) and serves over 2,700 patients in California, Nevada, Arizona and Texas through its remote patient monitoring (“RPM”) platform.

Guidance:
ApolloMed anticipates full-year 2022 total revenue of between $1.03 billion and $1.08 billion, based on the Company’s existing business, current view of existing market conditions, and assumptions for the year ending December 31, 2022.

The Company is providing projections for total revenue only at this time due to uncertainties related to its participation in a Centers for Medicare & Medicaid Services Innovation Center (“CMMI”) innovation model, ongoing investment in staff to support future growth, and certain investments that depend on unpredictable macroeconomic factors.

Management Commentary:
Brandon Sim, Co-Chief Executive Officer of ApolloMed, stated, “At ApolloMed, we are proud of our unwavering commitment to enabling physicians in the delivery of quality care and driving superior patient outcomes. In 2021, we continued to leverage the benefits and efficiencies afforded by our proprietary technology platform and are very pleased with the continued organic growth of our organization and strategic transactions we have completed over the course of the year. We achieved 13% growth on the top line and nearly doubled net income attributable to ApolloMed in 2021 as a result of organic growth in our existing IPAs, increased risk pool settlements and incentives revenue, and our phenomenal performance in an ACO model in the 2020 performance year. We are strongly positioned for significant growth and were pleased to announce the acquisition of Jade Health, which, along with the acquisition of Access Primary Care Medical Group in the third quarter of 2021, is expected to strengthen our foothold in the San Francisco Bay Area where we now manage over 14,000 members and counting. We look forward to helping them continue to deliver high-quality, affordable healthcare to their Medicaid, Medicare, and Commercial members through their network of over 350 primary and specialty care providers.”

“We’re also excited by the continuous improvements we are adding to our purpose-built, end-to-end technology platform which enables physicians to excel in value-based care. With the acquisition of Orma Health last month, we have made great strides already in integrating their AI-driven analytics tools into our technology platform. Shortly after joining ApolloMed, Orma Health has seen a significant increase in demand for its products and today serves over 40,000 Medicare fee-for-service patients on its analytics platform and over 2,700 active members on its RPM platform, which is growing approximately 10% month over month. We continue to see Orma Health as a key growth driver within our Medicare FFS business lines in this coming year and beyond, driven by its ability to further augment our existing technology solutions, boost organic growth, and deliver deeper, actionable insights to enable our providers to truly succeed at value-based care and all CMMI programs.”

Mr. Sim continued, “We remain optimistic about our prospects in 2022 as demonstrated by the growth we anticipate on the top line, which will be driven by strong organic growth in core markets and by participation in a Centers for Medicare & Medicaid Services Innovation Center ("CMMI") innovation model. We continue working closely with the Jade Health team and are on target to close by the end of the 2022 second quarter. Our M&A pipeline remains robust, and with a newly formed business development team in place, we are well positioned to continue our success in this area. It is important to note that the revenue guidance we have provided for 2022 does not account for any potential acquisitions or other major business transactions we may complete over the course of this year. We see a great deal of opportunity before us and look forward to continuing our work in empowering physicians across the country in the successful delivery of value-based care.”

Balance Sheet Highlights:
•As of December 31, 2021, ApolloMed’s cash and cash equivalents and investments in marketable securities were $286.5 million, working capital was $283.4 million, and total stockholders' equity increased to $460.5 million; from cash and cash equivalents and investments in marketable securities of $261.2 million, working capital of $223.6 million and total stockholders’ equity of $330.9 million, respectively, as of December 31, 2020.

For more details on ApolloMed's financial results for the year ended December 31, 2021, please refer to ApolloMed's Annual Report on Form 10-K to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Conference Call and Webcast Information:
ApolloMed will host a conference call at 2 p.m. PT/5 p.m. ET today (Thursday, February 24, 2022), during which management will discuss the results of the quarter and year ended December 31, 2021. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	(877) 407-9753
International (Toll):	(201) 493-6739

The conference call can also be accessed at: https://themediaframe.com/mediaframe/webcast.html?webcastid=MTFgZWQ9.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) after issuance of the earnings release and will be filed as an exhibit to ApolloMed's current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company's consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company's consolidated statements of income.

Note About Stockholders' Equity, Certain Treasury Stock and Earnings Per Share
As of December 31, 2021, 140,954 holdback shares had not been issued to certain former shareholders of the Company's subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed's common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company's consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed's common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company's consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company's earnings per share.

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed's subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company's guidance for the year ending December 31, 2022, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, as well as the impact of the COVID-19 pandemic on the Company's business, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, which will be filed with the SEC, and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	December 31,	December 31,
	2021	2020

Assets

Current assets
Cash and cash equivalents	$233,097	$193,470
Investment in marketable securities	53,417	67,695
Receivables, net	10,608	7,058
Receivables, net – related parties	69,376	49,260
Other receivables	9,647	4,297
Prepaid expenses and other current assets	18,637	16,797
Loan receivable - related party	4,000	—

Total current assets	$398,782	$338,577

Non-current assets
Land, property and equipment, net	53,186	29,890
Intangible assets, net	82,807	86,985
Goodwill	253,039	239,053
Loans receivable	569	480
Loans receivable – related parties	—	4,145
Investments in other entities – equity method	41,715	43,292
Investments in privately held entities	896	37,075
Restricted cash	—	500
Operating lease right-of-use assets	15,441	18,574
Other assets	5,928	18,915

Total non-current assets	453,581	478,909

Total assets(1)	$852,363	$817,486

Liabilities, mezzanine equity and stockholders’ equity

Current liabilities

Accounts payable and accrued expenses	$43,951	$36,143
Fiduciary accounts payable	10,534	9,642
Medical liabilities	55,783	50,330
Income taxes payable	652	4,224
Dividend payable	556	485
Finance lease liabilities	486	102
Operating lease liabilities	2,629	3,177

	December 31, 2021	December 31, 2020

Current portion of long-term debt	780	10,889
Total current liabilities	115,371	114,992

Non-current liabilities
Deferred tax liability	9,127	10,959
Finance lease liabilities, net of current portion	973	311
Operating lease liabilities, net of current portion	13,198	15,865
Long-term debt, net of current portion and deferred financing costs	182,917	230,211
Other long-term liabilities	14,777	—

Total non-current liabilities	220,992	257,346

Total liabilities(1)	336,363	372,338

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	55,510	114,237

Stockholders' equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 44,630,873 and 42,249,137 shares outstanding, excluding 10,925,702 and 12,323,164 treasury shares, at December 31, 2021, and December 31, 2020, respectively	45	42
Additional paid-in capital	310,876	261,011
Retained earnings	143,629	69,771
	454,550	330,824

Non-controlling interest	5,940	87

Total stockholders' equity	460,490	330,911

Total liabilities, mezzanine equity and stockholders' equity	$852,363	$817,486

(1) The Company's consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $567.0 million and $576.1 million as of December 31, 2021 and December 31, 2020, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $91.7 million and $88.6 million as of December 31, 2021 and December 31, 2020, respectively. These VIE balances do not include $802.8 million of investment in affiliates and $6.6 million of amounts due from affiliates as of December 31, 2021 and $225.1 million of investment in affiliates and $22.7 million of amounts due to affiliates as of December 31, 2020 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Capitation, net	$154,874	$140,923	$593,224	$557,326
Risk pool settlements and incentives	17,481	23,212	111,627	77,367
Management fee income	9,614	8,638	35,959	34,850
Fee-for-service, net	11,596	3,249	26,564	12,683
Other income	1,535	760	6,541	4,954

Total revenue	195,100	176,782	773,915	687,180

Operating expenses
Cost of services, excluding depreciation and amortization	171,839	137,105	596,142	539,211
General and administrative expenses	16,601	9,456	62,077	49,116
Depreciation and amortization	4,412	4,346	17,517	18,350

Total expenses	192,852	150,907	675,736	606,677

Income from operations	2,248	25,875	98,179	80,503

Other (expense) income
(Loss) income from equity method investments	(626)	403	(4,306)	3,694
Gain on sale of equity method investment	—	193	2,193	99,839
Interest expense	(1,051)	(1,492)	(5,394)	(9,499)
Interest income	240	269	1,571	2,813
Unrealized loss on investments	(33,571)	—	(10,745)	—
Other income (expense)	10,330	(437)	(3,750)	1,077

Total other (expense) income, net	(24,678)	(1,064)	(20,431)	97,924

(Loss) income before (benefit from) provision for income taxes	(22,430)	24,811	77,748	178,427

(Benefit from) provision for income taxes	(3,121)	11,903	28,454	56,107

Net (loss) income	(19,309)	12,908	49,294	122,320

Net (loss) income attributable to noncontrolling interests	(33,079)	2,851	(24,564)	84,454

Net income attributable to Apollo Medical Holdings, Inc.	$13,770	$10,057	$73,858	$37,866

Earnings per share – basic	$0.31	$0.28	$1.69	$1.04

Earnings per share – diluted	$0.30	$0.27	$1.63	$1.01

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ended December 31,
(in thousands)	2021	2020

Net (loss) income	$49,294	$122,320
Interest expense	5,394	9,499
Interest income	(1,571)	(2,813)
(Benefit from) provision for income taxes	28,454	56,107
Depreciation and amortization	17,517	18,350
EBITDA	$99,088	$203,463

Loss (income) from equity method investments	$4,306	$(3,694)
Other expense (income)	11,222	(1,077)
Unrealized loss on investments	12,137	—
Gain on sale of equity method investment	—	(99,839)
Provider bonus payments	7,220	6,500
Stock-based compensation	6,745	3,383
APC excluded assets costs	10,325	2,000
Net loss adjustment for recently acquired IPAs	23,147	19,192
Adjusted EBITDA	$174,190	$129,928

Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization, excluding income from equity method investments, provider bonuses, impairment of intangibles, provision for doubtful accounts and other income earned that are not related to the Company's normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.
The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company's ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.